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EXHIBIT 10.11

                             Employment Agreement

          This Employment Agreement (this "Agreement") is entered into as of January 2, 2001 between Eagle Point Software Corporation, a Delaware corporation (the "Company"), and Edward T. Graham (the "Executive").

          Whereas, the Company desires to employ the Executive to serve as one of its Vice-Presidents, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth herein.

          Whereas, the Company and the Executive have entered into an Employee Confidentiality and Noncompetition Agreement (as the same may be amended from time to time, the "Confidentiality and Noncompetition Agreement").

          Now, therefore, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

          1.  Employment.  The Company hereby employs the Executive and the
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Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement shall commence on the date hereof. The period during which the Executive shall be employed pursuant to this Agreement shall be referred to herein as the "Employment Period."

          2.  Position and Duties; Responsibilities.  The Company shall employ
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the Executive during the Employment Period as a Vice-President.  The Executive
shall report to the Chief Executive Officer of the Company (the "Chief Executive Officer") or such other person as shall be designated by the Chief Executive Officer. The Executive shall perform such duties (not inconsistent with the position of Vice President) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board of Directors of the Company (the "Board"), the Chief Executive Officer or such other person as may be designated by either. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities the duties assigned to the Executive hereunder and shall devote the Executive's full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use reasonable best efforts to promote the interests of the Company and its subsidiaries. The Executive may engage in charitable, civic or community activities provided that such activities do not interfere with the Executive's duties hereunder or violate the terms of any of the covenants contained in Section 6 hereof or in the Confidentiality and Noncompetition Agreement.

          3.  Compensation.  (a)  Base Salary.  During the Employment Period,
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the Company shall pay to the Executive a base salary at the rate of $85,000 per annum ("Base Salary"), payable in accordance with the Company's executive payroll policy. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Compensation Committee of the Board (the "Compensation Committee"), the Chief Executive Officer or such other person as may be designated by either.

          (b) Periodic Bonuses. The Executive shall be eligible to receive
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periodic incentive bonuses (each, a "Bonus") in accordance with the Company's policy for bonus payments to its executives as the same may be in effect from time to time during the Employment Period.

          (c) Other Benefits.  During the Employment Period, the Executive
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shall be entitled to participate in the Company's employee benefit plans generally available to executives of the Company (such benefits being hereinafter referred to as the "Employee Benefits"). The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for executives and to

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receive all other fringe benefits as are from time to time made generally available to executives of the Company.

          (d)  Expense Reimbursement.  During the Employment Period, the Company
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shall reimburse the Executive, in accordance with the Company's policies and procedures, for all proper expenses incurred by the Executive in the performance of the Executive's duties hereunder.

          4.   Termination.  (a)  Death.  Upon the death of the Executive, this
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Agreement shall automatically terminate and all rights of the Executive and the
Executive's heirs, executors and administrators to compensation and other benefits under this Agreement shall cease immediately, except that the Executive's heirs, executors or administrators, as the case may be, shall be entitled to:

          (i) accrued Base Salary through and including the Executive's date of death;

          (ii) accrued Bonuses through and including the Executive's date of death; and

          (iii) other Employee Benefits to which the Executive was entitled on the date of death in accordance with the terms of the plans and programs of the Company.

          (b)  Disability.  The Company may, at its option, terminate this
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Agreement upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of the Executive's position, with or without reasonable accommodation, required of the Executive hereunder for a continuous period of 120 days or any 180 days within any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

          (i) accrued Base Salary through and including the effective date of the Executive's termination of employment;

          (ii) accrued Bonuses through and including the effective date of the Executive's termination of employment; and

          (iii) other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company.

          In the event of any dispute regarding the existence of the Executive's incapacity or disability hereunder, the matter shall be resolved by the determination of a physician selected by the Company. The Executive shall submit to appropriate medical examinations for purposes of such determination.

          (c)  Cause.  (i)  The Company may, at its option, terminate the
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Executive's employment under this Agreement for Cause (as hereinafter defined)
upon written notice to the Executive (the "Cause Notice"). The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have five days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure to the satisfaction of the Company, the Cause Notice shall be deemed rescinded and of no force or effect.

          (ii) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

          (A) any refusal by the Executive to perform the Executive's duties under this Agreement;

          (B) any intentional act of fraud, embezzlement or theft by the Executive in connection with the Executive's duties hereunder or in the course of the Executive's employment hereunder or any prior employment, or the Executive's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

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          (C)  any gross negligence or willful misconduct of the Executive resulting in a loss to the Company or any of its subsidiaries, or damage to the reputation of the Company or any of its subsidiaries;

          (D) any breach by the Executive of any one or more of the covenants contained Section 6 hereof or in the Confidentiality and Noncompetition Agreement; or

          (E) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

          (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

          (iv) If the Company terminates the Executive's employment for Cause, all obligations of the Company hereunder shall cease, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iii) hereof.

          (d)  Termination Without Cause.  The Company may, at its option,
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terminate the Executive's employment under this Agreement upon written notice to the Executive for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c). If the Company terminates the Executive's employment for any such reason, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

          (i) the payments and benefits specified in Sections 4(b)(i) through 4(b)(iii) hereof, inclusive;

          (ii) if the Company shall terminate the Executive's employment pursuant to this Section 4(d) at any time before January 1, 2002, a lump-sum cash payment to be made within 30 days of the effective date of the termination of employment equal to 75% of the sum of (x) Base Salary as in effect at the time of such termination and (y) Executive's target total bonus for the year in which such termination shall occur without deduction for amounts that may have previously been paid; and

          (iii) if the Company shall terminate the Executive's employment pursuant to this Section 4(d) at any time after January 1, 2002, a lump-sum cash payment to be made within 30 days of the effective date of the termination of employment equal to 25% of sum of (x) Base Salary as in effect at the time of such termination and (y) Executive's target total bonus for the year in which such termination shall occur without deduction for amounts that may have previously been paid.

          (e)  Voluntary Termination.  Upon 60 days prior written notice to the
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Company (or such shorter period as may be permitted by the Board or the Chief
Executive Officer), the Executive may voluntarily terminate the Executive's employment with the Company for any reason. If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(e), all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iii) hereof.

          5.   Federal and State Withholding.  The Company shall deduct from the
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amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive's Form W-4 on file with the Company, and all applicable federal employment taxes.

          6.   Inventions.  The Executive hereby assigns to the Company the
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Executive's entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by the Executive during the Employment Period, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries. The Executive agrees to disclose fully all such developments

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to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

          7.   Enforcement.  The parties hereto agree that the Company and its
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subsidiaries would be damaged irreparably in the event that any provision of
Section 6 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of the State of Iowa in any action by the Company to enforce an arbitration award against the Executive or to obtain interim injunctive or other relief pending an arbitration decision.

          8.   Representations.  The Executive represents and warrants to the
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Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

          9.   Survival.  Sections 6 and 7 of this Agreement shall survive and
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continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

          10.  Arbitration.  Except as otherwise set forth in Section 7 hereof,
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any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Iowa administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction.
However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

          11.  Notices.  All notices and other communications required or
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permitted hereunder shall be in writing and shall be deemed given when (a)
delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant

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to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 13:

          If to the Company, to:

               Eagle Point Software Corporation
               4131 Westmark Dr.
               Dubuque, Iowa 52002
               ATTN: Dennis J. George, CFO
               Facsimile: 319-556-8424

          If to the Executive, to:

               Edward T. Graham
               2146 Northstar.
               Dubuque, Iowa 52002

          12.  Severability.  Whenever possible, each provision of this
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Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Entire Agreement.  This Agreement, together with the
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Confidentiality and Noncompetition Agreement, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any other prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          14.  Successors and Assigns.  This Agreement shall be enforceable by
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the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns.

          15.  Governing Law.  This Agreement shall be governed by and construed
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and enforced in accordance with the internal laws of the State of Iowa without regard to principles of conflict of laws that might result in the application of the internal laws of another jurisdiction.

          16.  Amendment and Waiver.  The provisions of this Agreement may be
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amended or waived only by the written agreement of the Company and the
Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          17.  Counterparts.  This Agreement may be executed in two
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counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.


                              EAGLE POINT SOFTWARE CORPORATION

                              By:

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                               /s/ Thomas O. Miller
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                              Thomas O. Miller
                              Chairman of the Board



                              EXECUTIVE

                               /s/ Edward T. Graham
                              --------------------------------------
                              Edward T. Graham

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